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                                                                    Exhibit 5.1


                               September 30, 1997



HS Resources, Inc.
One Maritime Plaza, 15th Floor
San Francisco, California  94111


        Re: Shelf Registration Statement on Form S-3 Relating to 311,476 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel for HS Resources, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 311,476 shares of the Company's common stock, par value $.001 per share (the "Shares"), offered for the account of a certain stockholder of the Company.

        This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

        We have examined certain documents, corporate records and other instruments and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

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HS Resources
September 26, 1997
Page 2


        The following opinion is limited solely to the applicable General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the provisions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

        Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized, validly issued, fully paid and non-assessable shares of capital stock of the Company.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Validity of Securities" in the Prospectus included in the registration statement incorporated by reference in the Registration Statement as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.



                                        Very truly yours,

                                        /s/ Davis, Graham & Stubbs LLP

                                        DAVIS, GRAHAM & STUBBS LLP